UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2016 assembly biosciences, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35005	20-8729264
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11711 N. Meridian Street, Suite 310

Carmel, Indiana 46032

(Address of principal executive offices, including zip code)

(317) 210-9311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on November 28, 2016, Assembly Biosciences, Inc. (the “Company”) agreed upon a transition plan with Dr. Lee D. Arnold, the Company’s Chief Discovery Officer, in connection with the end of Dr. Arnold’s employment with the Company. On December 7, 2016, the Company and Dr. Arnold entered into a Separation Agreement (the “Agreement”) providing for the terms of such transition. Pursuant to the Agreement, in addition to the separation benefits provided for pursuant to Dr. Arnold’s Employment Agreement dated July 11, 2014 with the Company, Dr. Arnold will be entitled to receive his base salary and reimbursement of COBRA premiums for an additional four months if he provides certain transition and consulting services as requested, pursuant to the Agreement.

A copy of the Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference in this Form 8-K. The description above is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement between Assembly Biosciences, Inc. and Dr. Lee D. Arnold dated December 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2016	Assembly Biosciences, Inc.

	By:	/s/ Derek Small
Derek Small
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement between Assembly Biosciences, Inc. and Dr. Lee D. Arnold dated December 7, 2016